Exhibit 99.1

Ouster Announces Preliminary 2020 Revenue Results; Issues 2021

Guidance Ahead of Merger with Colonnade Acquisition Corp.

Companies to Host Virtual Investor Day on February 22, 2021

Fourth Quarter and Full Year 2020 Highlights:

•	2020 annual revenue of $18.9 million, bolstered by record Q4 revenue of $6.4 million

•	More than 100 new customers secured in Q4

•	Q4 lidar production increased 61% over prior quarter

•	Ouster formally issues 2021 revenue guidance of $33-35 million, consistent with previously announced 2021 revenue projections

SAN FRANCISCO & WEST PALM BEACH, Florida – February 16, 2021 – Ouster, Inc. (“Ouster”) a leading provider of high-resolution digital lidar sensors for the industrial automation, smart infrastructure, robotics, and automotive industries, and Colonnade Acquisition Corp. (NYSE: CLA) (“Colonnade”), today announced financial and business updates regarding Ouster’s fourth quarter performance.

In December, Ouster entered into a definitive merger agreement with Colonnade Acquisition Corp. in a transaction that would result in Ouster being listed on the NYSE. The companies will host a virtual investor day on February 22, 2021 featuring industry expert Dr. Stephen Fantone and Ouster management, available on Ouster’s investors’ webpage at https://investors.ouster.com.

Financial Highlights

In line with prior projections, Ouster’s 2020 annual revenue was $18.9 million, with fourth quarter revenue coming in at $6.4 million. The Company also issued 2021 revenue guidance of $33-35 million, reflecting a projected revenue increase of approximately 80% at the midpoint of the range. Gross margin performance improved throughout the year, culminating with Q4 2020 gross margin of 31%.

“Ouster’s strong performance was driven by increased customer wins across our four target industries, paired with our ability to manufacture and ship sensors,” said Angus Pacala, Co-Founder and CEO of Ouster. “Ouster’s traction in the market is driven by the adoption of our disruptive digital lidar technology, which we believe is the highest performing, lowest cost lidar solution available today. In addition to the technology itself, we believe Ouster is uniquely positioned to meet current and future demand due to our contract manufacturing capabilities, which dramatically scaled production volumes in Q4 2020.”

Operational Highlights

Ouster substantially increased its production capacity and reduced costs in 2020 by shifting the majority of its manufacturing volume to contract manufacturing partner Benchmark Electronics in Thailand. As a result, production scaled substantially in the fourth quarter, increasing total sensor output by 61% compared with the prior quarter. Benchmark’s facility provides mass-production capabilities to meet strong customer demand, supporting the Company’s efforts to achieve its 2021 revenue guidance.

Additional financial information

Ouster also announced the following preliminary results for the fourth quarter of 2020 and full year 2020:

•	Gross profit of $2.0 million for Q4 2020 and $1.5 million for full year 2020;

•	Gross profit margin of $31% for Q4 2020 and 8% for full year 2020;

•	Adjusted EBITDA of ($8.9 million) for Q4 2020 and ($36 million) for full year 2020

Ouster management expects to formally report full results for the fourth quarter and full year 2020 shortly after the close of the business combination.

The foregoing preliminary financial information for the quarter and year ended December 31, 2020 is subject to completion of Ouster’s quarter-end close procedures and further financial review and represents Ouster’s current expectations as to what it will report for such quarter. Actual results may differ as a result of the completion of the Company’s quarter-end closing procedures, review of adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary and may change. Neither Ouster’s independent registered accounting firm nor any other independent registered accounting firm has audited, reviewed or complied, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary financial information.

About Ouster

Ouster invented its digital lidar in 2015 and is a leading manufacturer of high-resolution digital lidar sensors used throughout the industrial automation, smart infrastructure, robotics, and automotive industries. Ouster’s sensors are reliable, compact, affordable and highly customizable, laying the foundation for digital lidar ubiquity across endless applications and industries. Already hundreds of customers have incorporated Ouster lidar sensors in current products or those in development for imminent commercial release. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

About Colonnade Acquisition Corp.

Colonnade Acquisition Corp. (NYSE: CLA) is a special purpose acquisition company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Colonnade consummated its initial public offering on the NYSE in August 2020. For more information, please visit claacq.com.

Additional Information and Where to Find It

This document relates to a proposed business combination (the “Business Combination”) between CLA and Ouster. This document does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. In connection with the proposed Business Combination, CLA filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2020, which included a proxy statement/prospectus of CLA. CLA’s shareholders, Ouster’s stockholders and other interested persons are advised to read the preliminary proxy statement/prospectus included in the registration statement and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Ouster, CLA and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of Ouster and shareholders of CLA as of a record date to be established for voting on the proposed Business Combination. CLA shareholders and Ouster stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to CLA’s secretary at 1400 Centrepark Blvd, Suite 810, West Palm Beach, FL 33401, (561) 712-7860.

Participants in the Solicitation

CLA and its directors and executive officers may be deemed participants in the solicitation of proxies from CLA’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in CLA is contained in CLA’s proxy statement/prospectus filed with the SEC on December 22, 2020, which is available free of charge at the SEC’s website at www.sec.gov. To the extent such holdings of CLA’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Ouster and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of CLA in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is contained in CLA’s proxy statement/prospectus filed with the SEC on December 22, 2020, which is available free of charge at the SEC’s website at www.sec.gov.

Non-GAAP Financial Measure and Related Information

This press release includes Adjusted EBITDA, a financial measure not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP), which Ouster defines as net income (loss) before interest and other income and expenses, taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA may exclude items that are significant in understanding and assessing Ouster’s financial results. Therefore, these and other non-GAAP measures should not be considered in isolation or as an alternative to net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Ouster’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

Ouster believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Ouster’s financial condition and results of operations. Ouster believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing Ouster’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

This press release also includes certain estimates of Adjusted EBITDA, including with respect to expected results for the quarter and year ended December 31, 2020. Due to the high variability and difficulty in making accurate estimates of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Ouster is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated timing of the Business Combination and preliminary financial information for the fourth quarter and full year 2020. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner or at all, (ii) the risk that the Business Combination may not be completed by CLA’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by CLA, (iii) the failure to satisfy the conditions to the consummation of the Business Combination, including the adoption of the agreement and plan of merger by the shareholders of CLA and Ouster, the satisfaction of the minimum trust account amount following redemptions by CLA’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed Business Combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger, (vi) the effect of the announcement or pendency of the Business Combination on Ouster’s business relationships, performance and business generally, (vii) the ability to implement business plans, forecasts and other expectations after the completion of the proposed Business Combination and (viii) the risk of downturns in the highly competitive lidar technology and related industries. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of CLA’s registration statement on Form S-4 and proxy statement/prospectus discussed above and other documents filed by CLA from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ouster and CLA assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Ouster nor CLA gives any assurance that either Ouster or CLA will achieve its expectations.

Contacts:

For Ouster

Erica Bartsch / Nevin Reilly / Alex Kovtun

Sloane-Ouster@sloanepr.com

For Colonnade

Michael Callahan / Tom Cook / Jed Hamilton

ColonnadePR@icrinc.com

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